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                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 of the Registration Statement (Form S-8 No. 333-13059) pertaining to the Allegro New Media, Inc. 1994 Long Term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-19169) pertaining to Allegro New Media, Inc. Outside Director and Advisor Stock Option Plan and in the Registration Statement (Form S-8 No. 333-19059) pertaining to the Software Publishing Corporation 1987 Stock Option Plan, the Software Publishing Corporation 1989 Stock Option Plan and the Software Publishing Corporation 1991 Stock Option Plan of Allegro New Media, Inc., of our report dated April 14, 1997, with respect to the financial statements of Allegro New Media, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                  /s/Ernst & Young LLP
                                                  --------------------
                                                    Ernst & Young LLP

Hackensack, New York
April 14, 1997